UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 16, 2014 (January 14, 2014)

American Realty Capital – Retail Centers of America, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-169355	27-3279039
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 15th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

(212) 415-6500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Elimination of Asset Management Fees Due and Payable During Offering Period

As previously disclosed, American Realty Capital – Retail Centers of America, Inc.’s (the “Company”) board of directors and management mutually agreed on, and the board of directors then approved, the elimination of the payment of asset management fees in the form of cash or common stock to the Advisor (as defined below), effective October 1, 2013.

Accordingly, the Company entered into that certain Second Amended and Restated Advisory Agreement (the “A&R Advisory Agreement”) with American Realty Capital Retail Operating Partnership, L.P. (the “Operating Partnership”) and American Realty Capital Retail Advisor, LLC (the “Advisor”), dated as of January 14, 2014.

Pursuant to the A&R Advisory Agreement, the Company will issue to the Advisor, in connection with its asset management services (subject to quarterly approval by the board of directors), performance-based restricted partnership units of the Operating Partnership designated as “Class B units,” which are intended to be profits interests and will vest, and no longer be subject to forfeiture, at such time as: (x) the value of the Operating Partnership’s assets plus all distributions made equals or exceeds the total amount of capital contributed by investors plus a 7.0% cumulative, pre-tax, non-compounded annual return thereon (the “Economic Hurdle”); (y) any one of the following occurs: (1) the termination of the A&R Advisory Agreement without cause; (2) a listing; or (3) another liquidity event, as contemplated by the A&R Limited Partnership Agreement (as defined below); and (z) the Advisor is still providing advisory services to the Company immediately prior to the occurrence of the event described in (y). Such Class B units will be forfeited immediately if: (a) the A&R Advisory Agreement is terminated for any reason other than a termination without cause; or (b) the A&R Advisory Agreement is terminated without cause prior to the time the Economic Hurdle is met. When and if approved by the board of directors on a quarterly basis, the Class B units are expected to be issued to the Advisor quarterly in arrears pursuant to the terms of the A&R Limited Partnership Agreement.

The Advisor will receive distributions on unvested Class B units equal to the distribution rate received on the Company's common stock. As of the date of this filing, no Class B units have been issued to the Advisor.

In connection with the changes as described above, the Company, American Realty Capital Retail Special Limited Partnership, LLC and the Advisor entered into that certain Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of January 14, 2014 (the “A&R Limited Partnership Agreement”).

The descriptions of the A&R Advisory Agreement and A&R Limited Partnership Agreement contained in this Current Report on Form 8-K are summaries and are qualified in their entirety by the terms of such agreements, which are incorporated herein by reference. The A&R Advisory Agreement and A&R Limited Partnership Agreement will be filed with the U.S. Securities and Exchange Commission as exhibits to the Company's Annual Report on Form 10-K for the year ended December 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL – RETAIL CENTERS OF AMERICA, INC.

Date: January 16, 2014	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and Chairman of the Board of Directors